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                                                                    EXHIBIT 99.2

                             TRANS FINANCIAL, INC.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE TRANS FINANCIAL
                                    SPECIAL
            MEETING OF STOCKHOLDERS TO BE HELD ON            , 1998

    The undersigned hereby appoints Rodger E. Lundin and Gregg Hall, and either of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned to vote all shares of Common Stock of TRANS FINANCIAL, INC., a Kentucky corporation (the "Company"), held by the undersigned, with full power of substitution and revocation, with the same force and effect as the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at
                            , on          , 1998, at     a.m. (Central Time),
and at any adjournment or postponement thereof, as follows:

1. Approval and adoption of the Agreement and Plan of Merger, dated April 9,     FOR      AGAINST     ABSTAIN
   1998 (the "Merger Agreement"), by and between Star Banc Corporation, an       / /        / /         / /
   Ohio corporation, and the Company.
2. OTHER MATTERS: Discretionary authority is hereby granted to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                    See reverse side for important information.
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THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SUBMITTED, BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and the Proxy Statement/Prospectus, each dated            , 1998,
furnished herewith.
                                              Dated:______________________, 1998
                                              Signature:________________________
                                              Signature(s) (if held jointly):___
                                              Title or Authority:_______________

                                                  IMPORTANT: Please sign your
                                              name exactly as it appears hereon.
                                              When signing as attorney, agent,
                                              executor, administrator, trustee,
                                              guardian or corporate officer,
                                              please give your full title as
                                              such. Each joint owner should sign
                                              the proxy. If executed by a
                                              partnership, this proxy should be
                                              signed by an authorized partner.